Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports First Quarter Results

Overland Park, KS, Apr. 26, 2011 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported first quarter net income of $45.6 million, or $0.53 per diluted share, compared to net income of $46.4 million, or $0.54 per diluted share, in the fourth quarter of 2010 and net income of $35.9 million, or $0.42 per diluted share, during the first quarter of 2010.

Our operating income was $74.8 million, which represents an increase of 7% sequentially and 28% compared to the same period in 2010.  Our operating margin was 25.2%, representing a sequential improvement of 40 basis points, the highest quarterly level since the fourth quarter of 2004.

Gross sales during the quarter totaled $6.6 billion, an increase of 16% sequentially and 7% compared to the first quarter of 2010.  Inflows were $1.9 billion, compared to $1.2 billion during the previous quarter and $2.8 billion during the same period last year.

Business Discussion

Management commentary

“We continue to make solid progress in all areas of our business,” said Hank Herrmann, Chairman and Chief Executive Officer of Waddell & Reed Financial, Inc.  “Our Advisors channel saw further improvement in advisor productivity and near-record high sales volume.  Sales in our Wholesale channel were also near historic highs and, importantly, sales continue to become less concentrated.  The Institutional channel enjoyed solid flows.  Our sales success, combined with solid investment performance, led to further expansion of our operating margin.”

Advisors channel

Gross sales of $1.1 billion during the quarter rose 14% sequentially and 20% compared to the first quarter of 2010.  Inflows of $66 million compared favorably to $10 million in the previous quarter, but were lower than last year’s comparable quarter of $146 million.  Gross productivity per advisor increased for the 6th consecutive quarter, marking a new record.

Wholesale channel

Sales in our Wholesale channel were $4.7 billion during the quarter, an increase of 31% sequentially and 7% compared to the first quarter of 2010.  Inflows of $1.6 billion improved compared to the fourth quarter’s $1.2 billion, but were lower than the $2.4 billion experienced during the same period last year.

The percentage of sales in products other than Asset Strategy increased to 50% this quarter, compared with 42% last quarter.

Institutional channel

Quarterly sales in this channel were $0.8 billion compared to $1.1 billion during the previous quarter and flat with the same period last year.  Subadvisory sales continue to drive results and represented 87% of total sales volume during the quarter.

Management Fee Revenue Analysis

Average assets under management were $86.7 billion during the current quarter, rising 8% compared to the previous quarter, while associated revenues rose 6%.  Revenue growth trailed asset growth due to the impact of two fewer days in the current quarter.  The effective fee rate was relatively unchanged at 61.6 basis points, versus 61.1 basis points in the fourth quarter.

Compared to the same period in 2010, average assets under management rose 22% while revenues rose 20%.  Revenue growth trailed asset growth due largely to fee waivers in the current quarter.  The effective fee rate during the first quarter of 2010 was 62.6 basis points.

Underwriting and Distribution Revenue and Expense Analysis

Advisors channel

The increase in revenues compared to last year’s fourth quarter is due to a combination of higher asset allocation product fees, front-loaded sales commissions and higher Rule 12b-1 revenues.  Direct expenses increased with revenues while higher sales convention and incentive accruals resulted in higher indirect expenses.

Approximately half of the increase in revenues, compared to the same period in 2010, is due to higher asset allocation product fees.  Higher Rule 12b-1 fees, and to a lesser degree, front-loaded sales commissions also contributed to the rise in revenues.  Direct expenses moved in correlation with revenues while indirect expenses remained unchanged.

Wholesale channel

Sequentially, revenues rose on higher asset-based Rule 12b-1 fees.  Direct expenses rose on a combination of higher asset-based Rule 12b-1 fees and higher wholesaler commissions due to increased sales volume.  Indirect expenses were unchanged.

Compared to the first quarter of 2010, revenues and direct expenses increased on higher Rule 12b-1 fees; indirect expenses rose slightly.

Compensation and Related Expense Analysis

The sequential increase in compensation costs is largely attributable to increases in base salary and related payroll tax and slightly offset by a decline in equity compensation costs.  Compared to last year’s first quarter, costs increased due to higher incentive compensation, and to a lesser degree, base salary due to merit and headcount increases.

Investment and Other Income

The fourth quarter of 2010 included recognition of sizable gains on the sale of available for sale securities and the collection of notes receivable from a partnership that were written off in prior years.

Balance Sheet Information

As of March 31, 2011, cash, cash equivalents and investment securities were $424 million (excluding $79 million held for the benefit of customers segregated in compliance with federal and other regulations).  Long-term debt was $190 million and there was no short-term debt outstanding.

Stockholders’ equity was $496 million and there were 85.7 million shares outstanding.  During the quarter, we repurchased 175 thousand shares on the open market or privately at an aggregate cost of $6.7 million.  An additional 509 thousand shares were repurchased during the first four weeks of April, at an aggregate cost of $20.9 million, of which 339 thousand shares were to cover employee minimum income tax withholdings in connection with the vesting of stock awards.  Separately, on April 2, 2011, we granted 1.1 million shares of restricted stock in accordance with our annual program.

Unaudited Schedule of Operating Data

(Amounts in thousands, except for per share data)

	2010				2011
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Operating Revenues:
Investment management fees	$109,663	$113,052	$111,159	$123,664	$131,644
Underwriting and distribution fees	113,136	114,545	114,071	126,305	132,763
Shareholder service fees	28,815	29,622	29,577	31,276	32,167
Total operating revenues	251,614	257,219	254,807	281,245	296,574
Operating Expenses:
Underwriting and distribution	133,866	133,506	132,857	143,375	152,004
Compensation and related costs	32,925	34,355	36,164	38,811	40,475
General and administrative	15,686	16,709	16,022	18,286	17,631
Subadvisory fees	7,072	6,888	6,481	7,382	8,080
Depreciation	3,445	3,486	3,526	3,573	3,604
Total operating expenses	192,994	194,944	195,050	211,427	221,794
Operating Income	58,620	62,275	59,757	69,818	74,780
Investment and other income/(loss)	891	(1,585)	3,933	5,498	1,003
Interest expense	(3,558)	(3,111)	(3,128)	(2,926)	(2,900)
Income before taxes	55,953	57,579	60,562	72,390	72,883
Provision for taxes	20,044	23,427	20,029	26,025	27,250
Net Income	$35,909	$34,152	$40,533	$46,365	$45,633
Net income per share	0.42	0.40	0.47	0.54	0.53
Weighted average shares outstanding - diluted	85,675	86,025	85,448	85,482	85,836
Operating margin	23.3%	24.2%	23.5%	24.8%	25.2%

Underwriting and Distribution

(Amounts in thousands)

	2010				2011
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Advisors Channel
Revenues	$60,537	$61,443	$60,862	$69,265	$72,555
Expenses
Direct	42,540	43,151	43,472	47,995	50,872
Indirect	22,845	21,746	21,142	21,998	22,791
Total expenses	$65,385	$64,897	$64,614	$69,993	$73,663
Wholesale Channel
Revenues	$52,599	$53,102	$53,209	$57,040	$60,208
Expenses
Direct	57,141	57,635	56,351	61,627	66,591
Indirect	11,340	10,974	11,892	11,755	11,750
Total expenses	$68,481	$68,609	$68,243	$73,382	$78,341
Total
Revenues	$113,136	$114,545	$114,071	$126,305	$132,763
Expenses
Direct	99,681	100,786	99,823	109,622	117,463
Indirect	34,185	32,720	33,034	33,753	34,541
Total expenses	$133,866	$133,506	$132,857	$143,375	$152,004
Margin	-18.3%	-16.6%	-16.5%	-13.5%	-14.5%

Changes in Assets Under Management

(Amounts in millions)

	2010				2011
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Advisors Channel
Beginning assets	$29,474	$30,501	$28,215	$30,783	$33,181
Sales (net of commissions)	886	954	839	935	1,064
Redemptions	(762)	(902)	(919)	(943)	(990)
Net sales	124	52	(80)	(8)	74
Net exchanges	(35)	(55)	(138)	(77)	(62)
Reinvested dividends & capital gains	57	103	81	95	54
Net flows	146	100	(137)	10	66
Market action	881	(2,386)	2,705	2,388	1,675
Ending assets	$30,501	$28,215	$30,783	$33,181	$34,922

Wholesale Channel
Beginning assets	$32,818	$35,604	$32,523	$36,480	$40,883
Sales (net of commissions)	4,430	3,530	2,933	3,613	4,719
Redemptions	(2,106)	(3,303)	(2,566)	(2,585)	(3,162)
Net sales	2,324	227	367	1,028	1,557
Net exchanges	34	54	27	74	62
Reinvested dividends & capital gains	(6)	107	59	78	0
Net flows	2,352	388	453	1,180	1,619
Market action	434	(3,469)	3,504	3,223	2,240
Ending assets	$35,604	$32,523	$36,480	$40,883	$44,742

Institutional Channel
Beginning assets	$7,491	$8,127	$7,541	$8,704	$9,609
Sales (net of commissions)	819	768	905	1,097	776
Redemptions	(517)	(551)	(704)	(1,104)	(530)
Net sales	302	217	201	(7)	246
Net exchanges	0	0	115	2	0
Reinvested dividends & capital gains	23	26	26	40	16
Net flows	325	243	342	35	262
Market action	311	(829)	821	870	536
Ending assets	$8,127	$7,541	$8,704	$9,609	$10,407

Consolidated Total
Beginning assets	$69,783	$74,232	$68,279	$75,967	$83,673
Sales (net of commissions)	6,135	5,252	4,677	5,645	6,559
Redemptions	(3,385)	(4,756)	(4,189)	(4,632)	(4,682)
Net sales	2,750	496	488	1,013	1,877
Net exchanges	(1)	(1)	4	(1)	0
Reinvested dividends & capital gains	74	236	166	213	70
Net flows	2,823	731	658	1,225	1,947
Market action	1,626	(6,684)	7,030	6,481	4,451
Ending assets	$74,232	$68,279	$75,967	$83,673	$90,071

Supplemental Information

	2010				2011
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Redemption rates - long term assets
Advisors	8.2%	9.5%	10.0%	9.6%	9.6%
Wholesale	24.6%	37.7%	29.2%	25.9%	29.7%
Institutional	27.4%	28.0%	34.4%	47.6%	21.3%
Total	18.2%	25.2%	22.1%	22.0%	21.0%

Average Gross Revenue per advisor (000s)	27.1	28.5	29.1	34.2	39.2

Number of advisors	2,057	2,013	1,950	1,847	1,732

Number of shareholder accounts (000s)	3,962	3,973	4,015	3,923	3,988

Number of shareholders (000s)	930	901	912	787	803

Fund Rankings

Lipper

	1 Year	3 Years	5 Years
Equity funds
Top quartile	45%	37%	60%
Top half	71%	57%	77%

Equity assets
Top quartile	62%	19%	75%
Top half	87%	64%	82%

Fixed income funds
Top quartile	59%	53%	40%
Top half	65%	67%	73%

Fixed income assets
Top quartile	54%	46%	42%
Top half	62%	67%	77%

All funds
Top quartile	49%	41%	55%
Top half	69%	59%	76%

All assets
Top quartile	61%	23%	71%
Top half	84%	64%	81%

MorningStar
% of funds with 4 or 5 stars
Equity funds	58%	40%	69%
All funds	53%	38%	63%

% of assets with 4 or 5 stars
Equity funds	74%	18%	77%
All funds	69%	20%	74%

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today, April 26th  at 10:00 a.m. Eastern.  During this call, Henry J. Herrmann, Chairman and CEO, will review our quarterly results.  Live access to the teleconference will be available on the “Investor Relations” section of our Web site at www.waddell.com.  A Web cast replay will be made available shortly after the conclusion of the call and accessible for seven days.

Web site Resources

We invite you to visit the “Investor Relations” section of our Web site at www.waddell.com under the caption “Data Tables” to review supplemental information schedules.

Contacts

Investor Contact:

Nicole McIntosh, AVP, Investor Relations, (913) 236-1880, nmcintosh@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results.  Please invest carefully.

About the Company

Waddell & Reed, Inc., founded in 1937, is one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors Group of Mutual Funds in 1940. Today, we distribute our investment products through the Waddell & Reed Advisors channel (our network of financial advisors), our Wholesale channel (encompassing broker/dealer, retirement, registered investment advisors as well as the activities of our Legend subsidiary), and our Institutional channel (including defined benefit plans, pension plans and endowments and our subadvisory partnership with Mackenzie in Canada).

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Investment Management Company serves as investment advisor to Ivy Funds. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Funds Distributor, Inc. serves as principal underwriter and distributor to Ivy Funds.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general.  These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates and the financial markets and other conditions.  These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature.  Readers are cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance.  Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below.  If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected.  Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2010, which include, without limitation:

•                                          The introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes;

•                                          The adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body;

•                                          Non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies;

•                                          A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds;

•                                          The loss of existing distribution channels or inability to access new distribution channels;

•                                          A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•                                          A decrease in, or the elimination of, any future quarterly dividend paid to stockholders; and

•                                          Our inability to hire and retain senior executive management and other key personnel.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10-K for the year ended December 31, 2010 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2011.  All forward-looking statements speak only as the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.